                             CONFIDENTIAL TREATMENT
                        PDF SOLUTIONS, INC. HAS REQUESTED
                        THAT THE MARKED PORTIONS OF THIS
                        DOCUMENT BE ACCORDED CONFIDENTIAL
                      TREATMENT PURSUANT TO RULE 406 UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                   EXHIBIT 10.16

                                 [cadence logo]







                         SOFTWARE OEM LICENSE AGREEMENT



                                     BETWEEN

                               PDF SOLUTIONS, INC.

                                       AND

                          CADENCE DESIGN SYSTEMS, INC.



                          EFFECTIVE DATE: July 7, 2000

                                  AGREEMENT NO.

                                      INDEX

Section  Description                                                        Page
-------  -----------                                                        ----
         RECITAL...........................................................   3

1.0      DEFINITIONS.......................................................   3

2.0      APPOINTMENT.......................................................   5

3.0      DELIVERY AND ACCEPTANCE...........................................   5

4.0      LICENSE GRANT.....................................................   5

5.0      MAINTENANCE, TRAINING AND ENHANCEMENTS............................   6

6.0      MARKETING AND PROMOTION...........................................   7

7.0      FEES..............................................................   7

8.0      SOURCE CODE ESCROW................................................   8

9.0      PROTECTION OF CONFIDENTIAL INFORMATION............................   8

10.0     WARRANTY AND INDEMNIFICATION......................................   9

11.0     TERM AND TERMINATION .............................................  10

12.0     GENERAL...........................................................  10


EXHIBITS:

Exhibit A   - Products and Designated Equipment
Exhibit B   - Maintenance and Support Services
Exhibit C   - Fees and Payment
Exhibit D   - Software Deposit Agreement
Exhibit E   - Cadence standard form of license agreement
Exhibit F   - Trademark Specifications

                                 [cadence logo]


                         SOFTWARE OEM LICENSE AGREEMENT

                          Effective Date: July 7, 2000

                                  Agreement No:

This Software OEM License Agreement ("Agreement") is entered into effective as of the date set forth above by and among, on the one hand, CADENCE DESIGN SYSTEMS, INC., a Delaware corporation having a principal place of business at 555 River Oaks Parkway, San Jose, California 95134, and CADENCE DESIGN SYSTEMS (IRELAND) LIMITED, a corporation organized and existing under the laws of Ireland having a place of business at Block U, East Point Business Park, Dublin 3, Ireland (collectively with its Subsidiaries, as defined below, "Cadence"), and, on the other hand, PDF Solutions, Inc., a California corporation, having a principal place of business at 333 W. San Carlos Street, Suite 700, San Jose CA 95110 ("VENDOR").

WHEREAS Cadence develops and markets software application programs used in the electronic design automation industry for the computer-aided engineering, design, co-verification, simulation, and layout of advanced electronic circuits, printed circuit boards and electronic systems and subsystems; and

WHEREAS Vendor has developed certain computer programs and desires to grant Cadence rights to commercially exploit such programs on a world-wide basis in combination with certain software and systems which Cadence develops and/or distributes; and

WHEREAS Cadence is willing, subject to the terms of this Agreement, to market, distribute and sublicense Vendor's programs as stand alone products, or in combination or for use with the software and systems which Cadence develops or distributes;

NOW THEREFORE in consideration of the mutual promises herein contained the parties hereby agree as follows:


1.0 DEFINITIONS.

        In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

        1.1 "Ancillary Work" means any software code written by or for Cadence (and not by Vendor) for the purpose of tightly integrating the Licensed Work as an integral and functioning part of Cadence's product framework environment and/or to meet unique requirements of an End User, or provide new or improved features, functionality or enhancements to the Licensed Work.

        1.2 "Cadence" means Cadence and its world-wide Subsidiaries and the successors and assigns of any of them.

        1.3 "Designated Equipment" means computer hardware contained in one of the equipment product families listed on Exhibit A and all improved and enhanced versions of such equipment, and also including the operating system environment with which Cadence's products operate. At the request of either party from time to time, the parties shall amend Exhibit A to reflect expansions and extensions of the product families there represented and will in good faith negotiate the inclusion of additional product lines.

        1.4 "Documentation" means all data sheets, user manuals and/or education and training materials in human or machine readable form, and all Maintenance Modifications and Enhancements thereto which: (i) document the design or details of the Product(s); and/or (ii) explain the capabilities of the Product(s); and/or (iii) provide operating instructions for using the Product(s).

        1.5 "End User" means an entity that acquires the Licensed Work for its internal production use.

        1.6 "Enhancement" means any modification(s), revision(s), upgrade(s) or addition(s) to a Product made by or on behalf of Vendor (other than a Maintenance Modification) that improves its function, adds new function(s) or substantially enhances its performance, including, without limitation, new versions of the Products. Enhancements shall include updates to the Documentation.

        1.7 "Error(s)" means any malfunction or defect in the Products and/or a mistake in the Documentation that prevents the Product from correctly operating in substantial conformance with its functional specifications, including, without limitation, any significant deviation from commonly accepted standards for normal and correct operation of computer programs, even if not explicitly mentioned in the Documentation, e.g., any case where the Product, in any significant respect, abnormally ceases function, produces incorrect or misleading information or erroneously interprets information given to it, and similar deviations.

        1.8 "Fees" means the fees that Cadence shall pay to Vendor for the rights granted hereunder, as more specifically described in Section 7 below.

        1.9 "Licensed Work(s)" means the Products and Documentation collectively.

        1.10 "Maintenance Modification" means any modification(s), revision(s) or addition(s) to the Products necessary to: (i) correct Errors; or (ii) support new releases of the Designated Equipment or subsequent revisions of its operating system; or (iii) update a Product to ensure its continuing compatibility with versions of Cadence's product(s) it is intended to be used with, if any; or (iv) other modification(s) or addition(s) which are not Enhancements. Maintenance Modifications shall include correction to Documentation.

        1.11 "Marketing Agent(s)" means those distributors, dealers, resellers, representatives, affiliates or Subsidiaries with whom Cadence enters into a contractual relationship for the express purpose of engaging such entity to market to End-Users the Licensed Work or other Cadence products which include the Licensed Works.

        1.12 "Net Maintenance Revenues" means the portion of gross revenues recognized by Cadence that is directly attributable to the sale of maintenance services directly related and apportioned to the Licensed Works, net of Marketing Agent commissions, refunds, commodity taxes, value added taxes, sales taxes, and provision for bad debt. Net Maintenance Revenues specifically excludes revenues recognized by Cadence from the sale or provision of maintenance services related to or in connection with Licensed Works that are provided to persons for evaluation or demonstration purposes only.

        1.13 "Net Product Revenues" means the portion of gross revenues recognized by Cadence that is directly attributable to the sale or license of the Licensed Works, net of Marketing Agent commissions, returns, commodity taxes, value added taxes, sales taxes, and provision for bad debt. Net Product Revenues specifically excludes revenues recognized by Cadence from any Licensed Works that are provided to persons for evaluation or demonstration purposes only.

        1.14 "Product(s)" means the Vendor software product(s), in object code form, as specified in Exhibit A, including any Maintenance Modifications and/or Enhancements thereto.

        1.15 "Subsidiary" means a corporation, limited liability company, partnership, joint venture, company, unincorporated association or other entity in which more than fifty percent (50%) of the outstanding shares, securities or other ownership interest (representing the right to vote for the election of directors or other managing authority or the right to make the decisions for such entity, as applicable) is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto. Such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

        1.16 "Term" means the initial term and any renewal term of this Agreement as specified in Section

11.1 below.


2.0 APPOINTMENT.

        2.1 Subject to the terms and conditions if this Agreement, Vendor hereby appoints Cadence as its non-exclusive OEM for the delivery of Licensed Works to End Users world-wide, and Cadence hereby accepts such appointment. Notwithstanding the foregoing, during the Term of this Agreement, Cadence is hereby authorized to distribute the Licensed Work known as "Circuit Surfer" on an exclusive basis provided however, that Vendor retains the right to license Circuit Surfer to those customer sites where (1) Cadence's Analog Design Environment (or other replacement name for the product currently called "Analog Artist")product is not installed and there is no reasonable likelihood for the license of Analog Design Environment for a period of ninety (90) days from the date that PDF notifies Cadence of the opportunity as specified in 6.2, or (2) such license of Circuit Surfer is made solely in connection with and solely during the period of time during which Vendor is providing yield improvement services to a customer

        2.2 Cadence shall arrange for delivery of Licensed Works to the End Users and providing End Users maintenance support of Licensed Works, through Cadence's usual channels for distribution and maintenance. Cadence will pay Vendor the license and maintenance fees as more fully described in Section 7.


3.0 DELIVERY AND ACCEPTANCE.

        3.1 Initial Delivery, Acceptance Tests and Corrections. For the initial Licensed Work, each additional Licensed Work and each major revision thereof, Vendor shall deliver to Cadence a copy of the Licensed Work in accordance with the delivery schedule mutually agreed upon by the parties. Cadence shall have sixty (60) days after the initial delivery of the Product to perform such tests Cadence deems reasonably necessary to determine whether such version meets the specifications and performance standards represented by Vendor and is capable of performing repetitively in a variety of situations without failure (the "Acceptance Standards"). Cadence shall promptly notify Vendor if Cadence determines that the Product does not meet the Acceptance Standards. Vendor shall then have thirty (30) days to modify or improve such Product version, at Vendor's expense, so that it performs in accordance with the Acceptance Standards and to redeliver it to Cadence. Cadence shall have a second sixty (60) day test period to reconduct the acceptance tests. Failure of the Product to meet the Acceptance Standards shall constitute a material breach by Vendor.

        3.2 Acceptance Date. If and when the acceptance tests establish that the Product is performing in accordance with the Acceptance Standards, Cadence shall promptly notify Vendor in writing that it accepts that Product version (the "Acceptance Date"). Within ten (10) days of the Acceptance Date Vendor shall deliver to Cadence: (i) one (1) reproducible master copy of the Product, and
(ii) a camera ready hard copy of the Documentation, with a collation guide for printing and reproduction together with an electronic soft copy of the Documentation in FrameMaker, Word, PostScript format or as otherwise specified by Cadence. Vendor shall deliver the Licensed Works to Cadence on such media and format as Cadence specifies. It is the intent of the parties that Vendor shall provide Cadence a "golden master" copy of the Licensed Work from which Cadence can thenceforth replicate, without intervention or assistance from Vendor, additional copies of the Products and Documentation as necessary to exercise the grants of Section 4.

        3.3 Test Plan. Vendor and Cadence shall use reasonable efforts to develop as soon as possible following the execution of this Agreement a test plan and quality assurance plan necessary for the development of the acceptance tests to verify a Product's conformance to the Acceptance Standards.


4.0 LICENSE GRANT.

        4.1 Distribution License. Subject to the terms and conditions of this Agreement, Vendor hereby grants Cadence a non-exclusive, worldwide, fully-paid right and license (sublicenseable at any level), for the Term of this Agreement, to use, copy, reproduce, market, display, perform and distribute externally and to prepare derivative works including Ancillary Works of the Licensed Work. Such right and license includes the right and license of Cadence to sublicense and distribute copies of Licensed Work and derivative works including Ancillary Work to End Users world-wide and under the same forms of license and maintenance agreements Cadence uses with respect to the licensing of, and providing maintenance for, its own proprietary software products, and to permit End Users to copy the Products or Documentation as is necessary in connection with their internal use of the Products on the Designated Equipment. A copy of Cadence's current form of license agreement is attached hereto as Exhibit E.

        With respect to the source code of the Licensed Work, effective currently but exercisable only if and when the source code is released from escrow in accordance with Section 8 hereof, Vendor hereby grants to Cadence the non-exclusive, irrevocable, perpetual (except where earlier termination is provided in Section 8 hereof), worldwide royalty free, fully-paid right and license to modify and prepare derivative works of the source code, to replicate the source code, and to use the source code, including such modifications internally, in each case solely to fulfill Vendor's maintenance and support obligations hereunder. The object code version of such revisions, enhancements and derivative works may be distributed to End Users under maintenance or if otherwise permitted under Section 8, as included in "Products". The parties expressly agree that a derivative work shall not include a new software product that would not constitute a Product hereunder. If upon the release of the source code from escrow, Cadence requests that Vendor continues to perform maintenance hereunder, Vendor shall use reasonable efforts to continue to perform its maintenance obligations hereunder and payment of maintenance fees to Vendor shall continue for so long as Vendor has maintenance obligations hereunder. Cadence shall license to Vendor those enhancements or modifications Cadence makes to the source code of the Licensed Work during the time Vendor so performs maintenance obligations hereunder, following source code release from escrow, on an non-exclusive basis, irrevocable, perpetual, worldwide, royalty-free, fully paid basis.

        4.2 Internal Use License. Vendor hereby grants Cadence and its Marketing Agents a non-exclusive, non-sublicenseable, perpetual, fully paid, royalty free, worldwide right and license to internally use the Licensed Works for the purposes of technical support, quality assurance, manufacturing, testing, demonstration, training, marketing and other tasks incidental to and reasonably necessary in connection with: (a) carrying out the distribution activities of
Section 4.1; and (b) supporting End Users in their use of the Products sublicensed to them by Cadence and/or its Marketing Agent(s). The internal use described in the preceding sentence shall be at no charge or Fee to Cadence.

        4.3 Ownership. Title to and ownership of the Licensed Works shall not be modified by this Agreement and shall at all times remain with Vendor or Vendor's suppliers. Title to and ownership of all derivative works made by Cadence, including Ancillary Works and modifications thereof, shall be held exclusively by Cadence. Vendor and its suppliers, shall have no rights in, or license to use any Ancillary Works in any manner without the express prior written permission of Cadence.

        4.4 Exclusivity. Subject to Section 2.1 above, the licenses granted to Cadence hereunder are exclusive solely with respect to Vendors Circuit Surfer product;


5.0 MAINTENANCE, TRAINING AND ENHANCEMENTS.

        5.1 Maintenance and Training Services. Vendor will provide Cadence with the maintenance and training services described on Exhibit B hereto. All references to Exhibit B include Exhibit B-1 if applicable. Vendor's maintenance and support obligations hereunder and under Exhibit B shall survive termination of this Agreement for whatever reason for a period of two years. The maintenance and support obligations of Vendor following the termination or expiration of this Agreement are for wind-down purposes only, and accordingly shall consist of the error corrections and second level telephone support as provided for in Exhibit B. Such continuing obligations will not include any upgrades to the Licensed Works.

        5.2 Maintenance Modifications, Enhancements. Within thirty (30) days after the execution of this Agreement, each party shall designate, and notify the other party in writing of, a company representative; both persons together shall comprise a steering committee ("Steering Committee") whose function shall be to evaluate the functionality and overall performance of the Licensed Works and Products and determine the need for additional functionality, features, Maintenance Modifications and Enhancements with respect thereto in a mutually agreed upon schedule. The Steering Committee shall meet at least once each calendar quarter during the Term of this Agreement in the performance of its functions. Vendor shall develop all Maintenance Modifications and Enhancements so agreed upon by the Steering Committee. Vendor shall provide Cadence, at no charge, all Maintenance Modifications and Enhancements of the Licensed Works and related Documentation created by or for

Vendor during the term of this Agreement on or before the date Vendor's first release of such Maintenance Modifications and/or Enhancements to any of its other distributors, OEM's, marketing partners or end customers. Such Maintenance Modifications and Enhancements shall, upon their availability, automatically become part of the Licensed Work(s) for the purpose of this Agreement.

5.3 Directed Development and Services. The steering Committee shall also determine enhancements, new features and services that benefit Cadence customers but may not benefit non-Cadence users of Circuit Surfer. During the first year of this Agreement, a Vendor software engineer will work at Cadence's research and development facility agreed upon by the parties at least twenty (20) hours per week for the purposes of performing the development work described in this section. The parties intend that the majority of the development efforts during the first year of the term of this Agreement will be directed toward integrating the Licensed Works with the Cadence Product. Fees for such development and services are specified in Exhibit C.


6.0 MARKETING AND PROMOTION.

        6.1 Control of Marketing. The means by which Cadence markets and distributes the Licensed Work shall be in Cadence's sole discretion and control, including without limitation the methods of pricing, marketing, naming, packaging, labeling, advertising, and collection of fees. Cadence may distribute the Licensed Work world-wide through any combination of direct marketing, Marketing Agents, original equipment manufacturers, and other means, and either alone or in combination with other products.

        6.2 Referral of Inquiries. *********************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
******************************************.

        6.3 CADENCE MAKES NO WARRANTY OR REPRESENTATION CONCERNING THE SUCCESS OF SUCH MARKETING AND DISTRIBUTION EFFORTS. VENDOR AGREES THAT CADENCE SHALL IN NO CIRCUMSTANCES BE LIABLE TO VENDOR FOR ANY LOST PROFITS, OR FOR ANY OTHER INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING UNDER ANY LEGAL THEORY OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

        6.4 Sales Support. Vendor agrees to provide Cadence sufficient sales and technical support, as mutually agreed upon by the parties, including but not limited to Vendor personnel proficient in the performance, use, implementation and modification of the Licensed Works and Products (collectively, "Sales Support"), as Cadence may reasonably require with respect to the training of its Marketing Agent(s) to sell and market sublicenses to the Licensed Works and/or Products to customers and/or potential End Users hereunder. Such Sales Support shall be at no charge to Cadence.

        6.5 Marketing Support. Vendor agrees to provide Cadence sufficient marketing training, as mutually agreed upon by the parties, such that Cadence can support ("Marketing Support") marketing events (e.g., industry conferences, business/trade shows, marketing seminars, presentations and/or demonstration for key customers or strategic accounts). Such Marketing Support shall be at no charge to Cadence.

        6.6 Trademarks and Copyrights. Vendor hereby grants to Cadence (and its applicable subcontractors) a non-exclusive license to use the trademarks and logos set forth on Exhibit F (the "Trademarks") in connection with the manufacture, distribution, license and promotion of the Licensed Works. However, Vendor agrees that Cadence need not use the Trademarks and may, in its discretion, market and distribute the Products under Cadence's own trademarks. If Cadence uses the Trademarks, then the use of such Trademarks shall conform with all trademark


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

specifications of Vendor for such Trademarks, which specifications are attached hereto as Exhibit F. If Cadence manufactures the Products, then Cadence shall cause the manufacture of the Products to conform to the reasonable quality standards of Vendor for the manufacture of the Products and Vendor may review the Products manufactured by Cadence, upon reasonable notice to Cadence, to make sure that such quality standards are met. Except for the use of the Trademarks however, the packaging design, and advertising for the Licensed Products shall be within the discretion and control of Cadence. Vendor represents and warrants to Cadence that it is not aware and has not received notice of any infringement or claim of infringement of any Trademark upon any rights of any third party anywhere in the world. Cadence shall replicate Vendor's copyright notices (as they appear or as designated by Vendor) in any Product and Documentation reproduced under this Agreement. Use of Vendor's Trademarks shall inure to the benefit of Vendor.

        6.7 Drop Shipment. If Cadence does not manufacture the Products and Vendor drop ships the Products, then the drop shipment box on Exhibit A shall be checked.


7.0 FEES.

        7.1 Amount. Cadence shall pay to Vendor Fees on revenues from the Licensed Work distributed by Cadence to End Users or Marketing Agents, as applicable, under the terms of Exhibit C hereto.

        7.2 Payments, Quarterly Reports. Fees shall be remitted on a ***** basis within ********** following the end of Cadence's ********** during which Cadence recognized revenues for the Licensed Work to which the Fee payment applies. Cadence will deliver written reports to Vendor within *************** after the last day of each ********** stating: (i) the amount of Net Product Revenues recognized during the *****; and (ii) the amount of Net Maintenance Revenues recognized during that same *****, and (iii) the resulting Fees due. Cadence will enclose with the report the Fee payment so calculated.

        7.3 Records and Audit. Cadence agrees that it shall maintain records sufficient to establish the Fees payable pursuant to this Section 7. Vendor may, with prior written notice and during normal business hours, have independent certified public accountants acceptable to Cadence examine, at Vendor's expense, Cadence's records relating to the Fees payable pursuant to this Agreement. Such accountants must agree in advance in writing to maintain in confidence and not to disclose to any party any information obtained during the course of such examination, other than a disclosure to Vendor of the amounts of Fees that should have been paid for the period covered by the examination. Any errors discovered during such examination shall be corrected by the appropriate party. In no event shall any such adjustment be made more than two (2) years after the end of the period in error. The audit right contained in this Section may not be exercised more than once during any 12 month period.


8.0 SOURCE CODE ESCROW.

        8.1 Deposit. Within ten (10) days of the Acceptance Date, Vendor shall, at Vendor's expense, place the complete Licensed Work source code ("Source Code Materials") into escrow with an independent third party escrow holder. The form of escrow deposit agreement to be used is attached hereto as Exhibit D. Throughout the Term of this Agreement, Vendor shall update the Source Code Materials at least once every six months to include Maintenance Modifications and Enhancements, so that the deposit at all times reflects the most current version of the Licensed Work distributed by Cadence hereunder.

        8.2 Release Event. If Vendor materially breaches its obligations under this Agreement, including, without limitation, its obligations under Exhibit B (all as more fully set forth in the escrow deposit agreement), Cadence may retrieve the Source Code Materials and use same to fulfill Vendors obligations hereunder respecting the Licensed Work and otherwise continue to exercise the license grants of Section 5. If the source code is released from escrow Cadence may (i) fully exercise its source code license rights granted in Section 4.1 hereof, solely for purposes fulfilling Vendor's support and maintenance obligations hereunder regarding the Licensed Work, and (ii) if the release event occurred during the Term, continue to exercise the license grants of Section 4 as if this Agreement continued in full force and effect for the full Term (initial or then applicable renewal) as if such Term


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had continued. Upon release of the source code from escrow all other terms and conditions of this Agreement shall continue to apply, including Cadence's obligation to pay product and maintenance fees. The license to the source code granted herein shall be irrevocable but shall expire five years after the occurrence of a release event

        8.3 Escrow Termination. The escrow shall continue and survive on its own terms independent of the existence of this Agreement and shall terminate on the fifth (5th) anniversary of the termination of this Agreement, if no release event has occurred prior thereto, or such other date as mutually agreed upon by the parties in writing.


9.0 PROTECTION OF CONFIDENTIAL INFORMATION.

        9.1 The parties acknowledge that: (i) Licensed Work in the case of Vendor; and (ii) Ancillary Works in the case of Cadence; and/or (iii) any other information which the parties desire to exchange to conduct the activities contemplated by this Agreement, which the revealing party ("Discloser") holds in confidence or received from a third party under confidentiality obligations ("Proprietary Materials"), are confidential information of the Discloser. Except as permitted under this Agreement, the receiving party ("Recipient") shall treat Discloser's Proprietary Materials that are prominently marked with a notice in human readable form noting their confidential nature, with the same standard of care that Recipient uses to safeguard its own proprietary materials from unauthorized access, use, disclosure or dissemination. Proprietary Materials disclosed orally or visually shall be identified as confidential prior to the discussion or presentation, then furnished to Recipient in tangible form within thirty (30) days thereof and marked as confidential.

        9.2 Recipient's obligations respecting Discloser's Proprietary Materials shall terminate with respect to any part thereof which Recipient can establish by documentary evidence: (i; (ii) now or hereafter may be in the public domain by acts not attributable to Recipient; (iii) was rightfully in the possession of or known to Recipient prior to its receipt from Discloser under this Agreement;
(iv) is or becomes available without restriction to Recipient from a source independent of Discloser who was in lawful possession of same and authorized to disclose it to Recipient without restriction; or (v) is agreed to be unrestricted by Discloser in writing.

        9.3 Nothing herein shall restrict Recipient's right to disclose the Proprietary Materials where such disclosure is required by written order of a judicial, legislative, or administrative authority of competent jurisdiction, or is necessary to establish its rights under this Agreement, provided, however that, in each case, Recipient will, if practicable, first notify Discloser of such need or requirement and cooperate with Discloser, at Discloser's expense, in limiting the scope of the proposed disclosure. Recipient will assist Discloser, at Discloser's expense, in taking all reasonable steps for obtaining further appropriate means of limiting the scope of the required disclosure of Discloser's Proprietary Materials.

        9.4 Within ten (10) days of the earlier of (i) receipt of Discloser's written request for return of same (other than the Licensed Work), or (ii) the termination or expiration of this Agreement (except as and to the extent otherwise provided herein); Recipient shall return all Discloser's Proprietary Materials along with Recipient's certification that to the best of its knowledge all Discloser's Proprietary Materials have either been returned or destroyed and no Discloser Proprietary Materials, or copies thereof, remain in the possession of Recipient, its employees or agents; provided, however, that Cadence as Recipient may retain such of Vendor's Proprietary Materials as Cadence may reasonably require to provide the support and maintenance obligations of Vendor for the Licensed Works to its customers. Recipient's obligations set forth in this Section 9 shall terminate on the ********************** of the termination or expiration of this Agreement, excluding those obligations with respect to the source code placed in escrow pursuant to Section 8 above which shall terminate on the ************ of the termination or expiration of this Agreement.

        9.5 Equitable Relief. Each party acknowledges that unauthorized disclosure or use of the Proprietary Materials may cause irreparable harm to the other party for which recovery of money damages would be inadequate, and the other party shall therefore be entitled to obtain timely injunctive relief to protect the other party rights under this Agreement in addition to any and all remedies available at law.


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                                       9

10.0 WARRANTY AND INDEMNIFICATION.

        10.1 Vendor warrants and represents that: (i) it has the right and power to enter into this Agreement, and that doing so does not violate or conflict with any other Vendor obligations; and (ii) Vendor shall not assume any obligation or restriction which would, in any way, interfere, be inconsistent with or present a conflict of interest concerning the rights granted to Cadence hereunder or the services to be performed by Vendor under this Agreement.

        10.2 Vendor warrants and represents that: (i) the Licensed Works and Vendor's services which are the subject matter of this Agreement are the original product of Vendor and Vendor is the sole and exclusive owner of the Licensed Works; and (ii) that no portion of such items, or their distribution or use is protected by or infringes any third party(ies)'s US patent, patent applications, copyright, trade secret, trademark.

        10.3 Vendor warrants and represents that the Licensed Works, and all Maintenance Modifications and Enhancements thereto shall conform to and perform in accordance with Vendor's published specifications therefor.

        10.4 Vendor warrants and represents that the Licensed Work is designed to be used prior to, during and after the calendar year 2000 A.D., and that the Licensed Work will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the forgoing, Vendor represents and warrants that (i) the Licensed Work will properly manage and manipulate data involving dates, including single-century and multi-century formulas, and will not abnormally end, or cause an abnormally ending scenario, within the application or generate incorrect values or invalid results involving such dates; and (ii) the Licensed Work has been designed to ensure year 2000 compatibility, including, without limitation, date data century recognition, calculations which accommodate same century and multiple century formulas and date values, and date data interface values that reflect the century, and (iii) the Licensed Work provides that all date-related user interface functionalities and data fields include the indication of the century, and that all date-related data interface functionalities include the indication of the century, and (iv) handle all leap years, including, without limitation, the year 2000 leap year, correctly. Vendor shall promptly advise Cadence of any breach of the above warranty.

        10.5 Vendor agrees to indemnify and hold Cadence, its Marketing Agents and End Users entirely harmless from any and all losses, costs, claims, damages, settlements and judgments, including, without limitation, any expenses and attorneys' fees, arising out of or related in any way to any breach or alleged breach of any of the above warranties. Cadence agrees to defend and indemnify Vendor from and against any and all losses, costs, claims, damages, settlements and judgments, including without limitation, any expenses and attorneys' fees arising out of any action brought against Vendor alleging that a Cadence software product utilized with the Licensed Work infringes any US patent, copyright or trade secret. If any claim or action is commenced against a party entitled to indemnification under this Section, (a "Claim"), such party shall give written notice to the other party within ten (10) days of notice of such Claim. If such party receiving notice is obligated under this Section to defend the party against such Claim, then the indemnifying party shall take control of the defense and investigation of the Claim, using such attorneys and other assistance as it selects in its discretion. The indemnified party shall cooperate in all reasonable respects in such investigation and defense, including trial and any appeals, provided that such party may also participate, at its own expense, in such defense. No settlement of a Claim that involves a remedy other than payment of money by indemnifying party shall be agreed to and entered without the consent of the indemnified party, which consent shall not be unreasonably withheld.

        10.6 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 10, THE LICENSED WORKS, ENHANCEMENTS, MAINTENANCE MODIFICATIONS, AND SERVICES PROVIDED BY VENDOR ARE PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, VENDOR DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE (EVEN IF VENDOR IS ADVISED OF SUCH PURPOSE) AND NON-INFRINGEMENT.

        10.7 EXCEPT FOR A BREACH OF AN OBLIGATION OF CONFIDENTIALITY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL

EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, OR ITS SUBJECT MATTER, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS OR REVENUES, OR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND/OR SERVICES, REGARDLESS OF THE LEGAL OR EQUITABLE BASIS FOR SUCH DAMAGES, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. COSTS AND EXPENSES ASSOCIATED WITH ANY CLAIM FOR WHICH A PARTY HAS AN OBLIGATION TO INDMENIFY THE OTHER PARTY PURSUANT TO SECTION 10.5 SHALL NOT BE CONSIDERED CONSEQUENTIAL DAMAGES


11.0 TERM AND TERMINATION.

        11.1 Term. The initial term of this Agreement shall be for a period commencing upon the effective date first set forth above and ending three (3) years thereafter. This Agreement shall subsequently automatically renew, and thereafter re-renew for additional terms of one (1) year each unless terminated by either party, providing the other one-hundred eighty (180) days written notice prior to the end of the then current term.

        11.2 Termination. This Agreement may be terminated at any time:

                11.2.2 For Cause. By either party at any time immediately upon written notice to the other party in the event the other party fails to observe or perform a material obligation of this Agreement (a "Default"), which Default is not cured within thirty (30) days after the non-defaulting party has given written notice of the Default and demanded its cure.

        11.3 Effect of Termination. Upon non-renewal or termination of this Agreement for any reason, all rights and licenses previously granted to End Users shall continue in full force and effect and Vendor shall (continue to provide Cadence all Licensed Work and support services necessary to enable Cadence and Marketing Agents to fulfill its continuing obligations to End User's respecting the Licensed Work for a period of two years following such termination. The maintenance and support obligations of Vendor following the termination or expiration of this Agreement are for wind-down purposes only, and accordingly shall consist of the error corrections and second level telephone support as provided for in Exhibit B. Such continuing obligations will not include any upgrades to the Licensed Works.

        11.4 Survival. The provisions of Sections 4.2, 4.3, 4.5 (and Exhibit E),
5.1 (and Exhibit B), 6.3, 7(until all amounts due and owing have been paid), 8 (and other provisions of this Agreement (including Exhibits) as contemplated therein), 9, 10, 11.3 (and the provisions of Section 7 to the extent applicable), 11.4 and 12, along with any other provision which by its terms continues after termination, shall survive the termination of this Agreement.


12.0 GENERAL.

        12.1 Relationship. The relationship between the parties under this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute either party as an agent, partner, or joint venturer of the other.

        12.2 Rights. Nothing in this Agreement shall be construed as prohibiting or restricting: (i) either partyfrom independently developing or acquiring products which are competitive, irrespective of the similarity to or substitutability for theother party's products; or (ii) the rights which the parties have outside the scope of this Agreement; or (iii) the rights of either party to make, have made, use, lease, license, sell or otherwise dispose of any particular product(s) not herein described subject to the restrictions set forth in Section 9.

        12.3 Notices. All notices, demands or consents required or permitted hereunder shall be delivered in writing to the respective parties at the addresses set forth above, and, in the case of Cadence, to the attention of the General Counsel, or at such other address as shall have been given to the other party in writing for the purposes of this clause. Such notices shall be deemed effective upon the earliest to occur of: (i) actual delivery; or (ii) five (5) calendar days after mailing (airmail for international mailings), addressed and postage prepaid, return receipt requested (except for international mailings); or (iii) one (1) day after transmission by fax, if to Cadence to (408) 944-0215, and if to Vendor, to
(408)280-7915.

        12.4 Assignment. Neither this Agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party. However, the foregoing notwithstanding, an assignment by either party in connection with the transfer of all, or a substantial portions of its assets, product lines or businesses, or by reason of acquisition, merger, consolidation or operation of law shall not require consent. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

        12.5 Severability, Waiver or Amendment. If any Agreement provision is determined by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will continue in effect. No waiver, amendment or modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy hereunder shall operate as a waiver of any such right, power or remedy.

        12.6 Rights and Remedies Cumulative. Except as expressly provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights or remedies provided at law, in equity or otherwise.

        12.7 Government Provisions. When the Licensed Works are to be furnished to the United States Government, or, to an End User for use on a subcontract under a United States Government prime contract (collectively a "Government Contract"), Vendor agrees to comply with provisions that are contained in the Government Contract, insofar as Cadence is required by law or regulations to flow down or otherwise make such provisions applicable to Vendor as a supplier/subcontractor of Cadence.

        12.8 Excusable Delays; Force Majeure. Neither party shall be responsible for any delay in or failure to deliver or perform any obligations which is due to circumstances beyond that party's reasonable control. In the event of any such failure or delay, the time of performance shall be extended for a period equal to the time lost by reason of the delay.

        12.9 Governing Law. This Agreement is made under, governed by, and shall be construed in accordance with the laws of the state of California, excluding its choice of laws rule, as applied to contracts between California corporations entered into and to be performed entirely in California. The prevailing party in any judicial action brought to enforce or interpret this Agreement or for relief for its breach shall be entitled to recover its costs and its reasonable attorneys' fees incurred to prosecute or defend such action.

        12.10 Entire Agreement. The provisions of this Agreement and the Exhibits hereto, which are incorporated herein by this reference, except for Exhibit D which is a separate agreement, constitute the entire agreement between the parties in connection with the subject matter hereof and supersede all prior and contemporaneous agreements, understanding, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof.

        12.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

        12.12 Export. Vendor will notify Cadence from time to time of all export classifications for the Licensed Works (including ECCNs) and all unusual export requirements of which they are aware. Each party will comply with all applicable laws in the performance of this Agreement.


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                                       12

        IN WITNESS WHEREOF the parties have entered into this Agreement effective as of the year and date first set forth above.

CADENCE DESIGN SYSTEMS, INC.                VENDOR:


By: /s/ R.L. SMITH MCKEITHEN                 By: /s/ P.S. MELMAN
   --------------------------------             --------------------------------

Name:   R.L. Smith McKeithen                 Name:   P.S. Melman
     ------------------------------               ------------------------------

Title:  Sr. V.P. & General Counsel           Title:  Chief Financial Officer
      -----------------------------                -----------------------------

Date:   July 7, 2000                         Date:   July 7, 2000
     ------------------------------               ------------------------------


CADENCE DESIGN SYSTEMS (IRELAND) LIMITED


By: /s/ R.L. SMITH MCKEITHEN
   --------------------------------

Name:   R.L. Smith McKeithen
     ------------------------------

Title:  Director
      -----------------------------

Date:   July 7, 2000
     ------------------------------

                                    EXHIBIT A

                        PRODUCTS AND DESIGNATED EQUIPMENT

REF: Software OEM Agreement
Dated:
================================================================================

1. DESCRIPTION OF PRODUCTS AND DOCUMENTATION.

Product Name         Description
------------         -----------
Circuit Surfer       Circuit Surfer is a software program for the analysis and
                     optimization of parametric yield/performance issues in
                     analog and mixed/signal circuits.


        1.1 New Products. If Vendor develops or commercially offers a program ("New Product") that may be complementary to either the above Products or other programs marketed by Cadence, Vendor will use commercially reasonable efforts to give Cadence the right of first refusal to market the New Product pursuant to this Agreement. In addition, Vendor agrees to use reasonable efforts to preferentially select Cadence for the distribution of such New Products. In the event the New Product is one which Cadence desires to include in its program offerings, the parties shall negotiate in good faith to include the New Product(s) at mutually agreeable prices.


2. DESIGNATED EQUIPMENT.

        The Products shall operate on the following equipment product families and operating system version level on which the programs that Cadence offers on such equipment operate: Solarisx.x, HPUXx.x, and operating system version level on which Cadence programs may operate currently and in the future.
****************************
*********************************.

3. DROP SHIPMENT.

[ ] If the box is checked the parties agree that Vendor will drop ship the Products to End Users (or Marketing Agents, as applicable) worldwide, as designated by Cadence from time to time, and at no charge to Cadence.


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

                        MAINTENANCE AND SUPPORT SERVICES

REF: Software OEM Agreement
Dated:
================================================================================

1.0 MAINTENANCE.

        1.1 FOR CADENCE.

                1.1.1 Error Correction. Vendor will use its commercially reasonable efforts to provide a Maintenance Modification to correct any Errors in the Licensed Works reported by Cadence. Such response shall include as appropriate: (i) reviewing the Error with Cadence; and (ii) gathering additional information about the Error; and (iii) analyzing the Error to determine its cause; and (iv) providing an Error solution if already known; and (v) where required providing a Maintenance Modification. Maintenance Modifications will be delivered promptly to Cadence at no additional cost. Vendor shall provide Cadence with an estimate of how long it will take to correct the Error(s) reported by Cadence and shall keep Cadence informed of the progress of the problem resolution.

                1.1.2 Error Classification & Response: Cadence will notify Vendor when Errors are discovered. Cadence and Vendor will classify Errors by severity as: "Fatal ", preventing a Product from performing any useful work; or "Severe Impact ", disables major function(s); or "Degraded Operations ", Errors disabling non-essential functions; or "Minor ", all other Errors. Vendor's response remedy shall be in three levels defined as follows: (i) Level 1, Cadence's receipt of Vendor's written confirmation acknowledging Vendor's receipt of the Error report; and (ii) Level 2, Cadence's receipt of Vendor's patch, workaround or temporary fix including Documentation changes; and (iii) Level 3, Cadence's receipt of Vendor's official fix or update, including applicable Documentation changes. The response/correction timetable shall be as follows, wherein a day shall be considered to be a workday. Vendor shall use commercially reasonable efforts to meet the timeframes set forth below.

                          Response/Correction Timetable

Severity              Level 1      Level 2              Level 3
--------              -------      -------              -------
Fatal                 *****        ***************      **********
Severe Impact         *****        ***************      **********
Degraded Operations   *****        ***************      **********
Minor                 *****        ***************      **********

                1.1.3 Telephone Support: Provide reasonable telephone support to Cadence on an as-needed basis. Vendor shall maintain a telephone hotline service to enable Cadence to obtain a quick response to any Errors with the Licensed Work. Service Hot lines, at a minimum, must be attended during the hours from 9:00 a.m. to 5:00 p.m. Pacific Standard Time, Monday through Friday excluding standard Vendor holidays.

                1.1.4 Fees for Such maintenance services shall be specified in Exhibit C.

                1.1.5 Vendor shall use reasonable efforts to provide to Cadence sufficient advance notice of any planned Maintenance Modification or Enhancements to the Products(s)


        1.2 FOR END USERS:

                1.2.1 Vendor agrees to support its existing end users until such time as Cadence and Vendor put a support plan in place and transition such customers to Cadence.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        1.2.2 After 2.1 is satisfied, or such other date as mutually agreed upon by the parties in writing, Cadence shall be responsible for providing "first line" maintenance and support services directly to End Users in accordance with the terms and conditions of the End User Software Maintenance Agreement attached hereto as Exhibit B1. During this time, Vendor shall continue to provide "second line" maintenance and support services to Cadence, consistent with the terms and conditions of Section 1.1 of this Exhibit B, and such other maintenance and support services as Cadence may reasonably require in order to fulfill and satisfy its maintenance and support obligations to End Users.

2.0 TRAINING.

        2.1 Cadence Internal. During the Term of this Agreement, Vendor shall provide training to Cadence and its Marketing Agents' personnel. Such training shall cover, without limitation, the following topics in detail: (i) installation and configuration procedures, (ii) operating, usage and performance characteristics of the Product, (iii) Error diagnosis and isolation. Such training shall be without charge to Cadence, shall consist of at least one courses per release, and shall be conducted at such facilities with such schedule as is mutually agreeable, except however Cadence shall reimburse Vendor for its out of pocket costs for the instructor's travel, lodging and meal expenses for training held at Cadence's facilities. Additionally, if any of the foregoing topics are covered in regularly scheduled classes held at Vendor's facilities, then Cadence or its Marketing Agents' personnel who are engaged in the marketing, sales, integration or support of the Products may attend any such course(s) at no charge, provided however Cadence shall be responsible for the travel and living expenses of its course attendees.

        2.2 End User training. Cadence shall be responsible for selling and delivering End User training in a manner consistent with other Cadence products. Cadence may desire to contract PDF to do the training. PDF will provide the training material and reasonable consultation necessary for Cadence to develop a production customer training class.

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                                       16

                                    EXHIBIT C

                                FEES AND PAYMENT

REF: Software OEM Agreement
Dated:
================================================================================

1. FEES.

        Cadence shall pay Vendor the following amounts in Fees:


------ ----------------- -----------
 YEAR    LICENSE FEES     DATE DUE
------ ----------------- -----------
   1    ***************    *****
          **********       *****

------ ----------------- -----------
   2    ***************    *****
          **********       *****

------ ----------------- -----------
   3    ***************    *****
          **********       *****

------ ----------------- -----------

*Payment terms of **********.

        1.2 Maintenance Fees. Cadence shall pay to Vendor the fees for the maintenance and support services set forth on Exhibit B, in accordance with the schedule set forth below:


------ ------------------ -----------
 YEAR   MAINTENANCE FEES   DATE DUE
------ ------------------ -----------
   1     ***************    *****
           **********       *****

------ ------------------ -----------
   2     ***************    *****
           **********       *****

------ ------------------ -----------
   3     ***************    *****
           **********       *****

------ ------------------ -----------
   4     ***************    *****
           **********       *****

------ ------------------ -----------
   5     ***************    *****
           **********       *****

------ ------------------ -----------

*Payment terms of **********.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        1.3 Development Fees. Cadence shall pay to Vendor the following minimum fees for development services that may be provided by Vendor under Section 5.2 of the Agreement:

------ -------------------------- -----------
 YEAR   MINIMUM DEVELOPMENT FEES   DATE DUE
------ -------------------------- -----------
   1         ***************        *****
               **********           *****

------ -------------------------- -----------
   2         ***************        *****
               **********           *****

------ -------------------------- -----------
   3         ***************        *****
               **********           *****

------ -------------------------- -----------

*Payment terms of **********.


         ***********************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
******************************************.


        1.3 Prices. The parties agree that Cadence shall be free to determine its prices to its customers.




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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

                           SOFTWARE DEPOSIT AGREEMENT


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                                       19

                                    EXHIBIT E
                       STANDARD FORM OF LICENSE AGREEMENT

                                    EXHIBIT F

                            TRADEMARK SPECIFICATIONS

REF:  Software OEM Agreement
Dated:
================================================================================

1. TRADEMARK SPECIFICATIONS.

The following are the trademark specifications for the Trademarks:
______________________ of Vendor.



        [CONTENT TO BE PROVIDED BY VENDOR IN DIFFERENT SIZES AND SCALED]











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                                       21